                                                                     EXHIBIT 21


                                PULTE CORPORATION
                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

Pulte Corporation (the Company) owns 100% of the capital stock of Pulte Diversified Companies, Inc. (PDCI), Pulte Financial Companies, Inc.(PFCI), Radnor Homes, Inc., Pulte.com, Inc. and PC/Palm Beach, Inc., all Michigan corporations, and 100% of PB Venture L.L.C. and Pulte Land Company, LLC, both Michigan limited liability companies, North American Builders Indemnity Company, a Colorado corporation, Marquette Title Insurance Company, a Vermont corporation and RN Acquisition 2 Corp., a Nevada corporation. The Company is a member of the following limited liability companies:


         ENTITY NAME                                          PLACE OF FORMATION        PERCENTAGE OWNERSHIP
         -----------                                          ------------------        --------------------
         Grayhaven Estates Limited, L.L.C.                       Michigan                        49%
         City Homes Development L.L.C.                           Michigan                        50%
         Shorepointe Village Homes, L.L.C.                       Michigan                        31.5%
         Detroit City Homes L.L.C                                Michigan                        45%


PDCI owns 100% of the capital stock of Pulte International Corporation, Pulte Home Corporation (Pulte), American Title of the Palm Beaches Corporation and Riverwalk Commerce Acquisition Corp., all Michigan corporations, First Heights Bank, a federal savings bank, DiVosta and Company, Inc., a Florida corporation and Pulte Michigan Services, LLC., a Michigan limited liability company. PDCI owns 96% of American Title of the Palm Beaches, Ltd., a Florida limited partnership.

Pulte International Corporation owns 100% of the capital stock of Pulte International Mexico, Inc., Pulte International Caribbean Corp., Pulte Chile Corporation, Pulte SA Corporation, Pulte Argentina Corporation and Pulte SRL Corporation, all Michigan corporations. Pulte SRL Corporation and Pulte Argentina Corporation each own 50% of Pulte S.R.L., an Argentine limited partnership.

Pulte International Mexico, Inc. and Pulte own 99.99% and .01%, respectively, of the capital stock of Controladora PHC, S.A. De C.V. (Controladora), a Mexican corporation. Pulte International Mexico, Inc. owns .7% of Nantar, S. De R.L. De C.V., a Mexican limited liability company and 1% of Pulte Internacional Mexico
S. De R.L. De C.V., a Mexican corporation. Controladora owns 99.3% of Nantar, S. De R.L. De C.V., a Mexican limited liability company, 99% of Pulte Internacional Mexico S. De R.L. De C.V., a Mexican corporation, and 66.67% of Condak-Pulte S. De R.L. De C.V., 50% of CIV-Pulte S. De R.L. De C.V., 50% of Sand-Pulte S. De R.L. De C.V and 50% of DRT-Pulte, all Mexican joint ventures.

Pulte International Caribbean Corp. owns 100% of the capital stock of Pulte International Building Corporation, a Michigan corporation. Pulte International Building owns 50% of Desarrolladores Urbanos (Canovanas) SE, a Puerto Rican general partnership

Pulte Chile Corporation owns 99% and Pulte SA Corporation owns 1% of Pulte de Chile Limitada, a Chilean limited partnership. Pulte Chile Corporation owns 99.9% and Pulte SA Corporation owns .1% of Residencias del Norte Limitada, a Chilean limited liability company.

American Title of the Palm Beaches Corporation owns 4% of American Title of the Palm Beaches, Ltd., a Florida limited partnership.

DiVosta and Company, Inc. owns 100% of the capital stock of Abacoa Homes, Inc., DiVosta Homes, Inc., Florida Building Products, Inc., Florida Club Homes, Inc., Hammock Reserve Development Company, Island Walk Development Company, RiverWalk of the Palm Beaches Development Company, Inc., DiVosta Building Corporation, Village Walk Development Company, Inc., Island Walk Realty, Inc. and DiVosta Home Sales, Inc., all Florida corporations.

PFCI owns 100% of the capital stock of Guaranteed Mortgage Corporation III, a Michigan corporation.

Radnor Homes, Inc. owns 25.6% and RN Acquisition 2 Corp. owns 74.4% of Pulte Homes Tennessee Limited Partnership, a Nevada limited partnership.

                                PULTE CORPORATION
             EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

PC/Palm Beach, Inc. owns 50% of Florida Investment Venture, a general partnership.

PB Venture L.L.C. owns 100% of PC/BRE Venture L.L.C., a Delaware limited liability company.

PC/BRE Venture L.L.C. owns 100% of PC/BRE Development L.L.C., PC/BRE Whitney Oaks L.L.C., PC/BRE Winfield L.L.C. and PC/BRE Springfield L.L.C., all Delaware limited liability companies, and 40% of the capital stock of Springfield Realty Corporation, a Michigan corporation.

PC/BRE Springfield L.L.C. owns 88% of Springfield Golf Resort, L.L.C., an Arizona limited liability company.

Pulte owns 100% of the capital stock of the following subsidiaries:

                                                                                                   PLACE OF
                                         COMPANY NAME                                       INCORPORATION/FORMATION
                                         ------------                                       -----------------------
           Pulte Mortgage Corporation (1).......................................                  Delaware
           Pulte Homes of Michigan Corporation (2)..............................                  Michigan
           Palmville Development Corp. .........................................                  Michigan
           Ceiba Homes Inc. ....................................................                  Michigan
           Gurabo Homes, Inc. ..................................................                  Michigan
           Salinas Homes, Inc. .................................................                  Michigan
           Salinas Builders, Inc. ..............................................                  Michigan
           Dean Realty Company (3)..............................................                  Michigan
           Pulte Development Corporation........................................                  Michigan
           Lexington Oaks Golf Club, Inc. ......................................                   Florida
           Preserve I, Inc. (4).................................................                  Michigan
           Preserve II, Inc. (4)................................................                  Michigan
           Pulte Homes of Minnesota Corporation.................................                 Minnesota
           PBW Corporation (7)..................................................                  Michigan
           Wil Corporation (7)..................................................                  Michigan
           Homesite Solutions Corporation.......................................                  Michigan
           Pulte Home Corporation of The Delaware Valley (6)....................                  Michigan
           Pulte Homes of South Carolina, Inc...................................                  Michigan
           Pulte Lifestyle Communities, Inc.....................................                  Michigan
           Pulte Payroll Corporation............................................                  Michigan
           PHC Title Corporation (8)............................................                  Michigan
           PQL Realty Corporation...............................................                  Michigan
           Pulte Land Development Corporation...................................                  Michigan
           TVM Corporation (5)..................................................                  Michigan
           James T. Lynch, Inc..................................................                     Texas
           Pulte Homes of Greater Kansas City, Inc..............................                  Michigan
           PN I, Inc. (9).......................................................                    Nevada
           PN II, Inc. (9)......................................................                    Nevada
           PHT Title Corporation (11)...........................................                  Michigan
           Residential Building Systems LLC.....................................                  Michigan
           Frederick Holding Corp...............................................                  Michigan
           Pulte Home Corporation of New England (10)...........................                  Michigan
           Lone Tree Golf Club, LLC.............................................                  Michigan
           Sterling Holdings Corporation........................................                  Michigan
           Pulte Michigan Holdings Corporation (12).............................                  Michigan


                                PULTE CORPORATION
             EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

    1) Pulte Mortgage Corporation owns 100% of the capital stock of PCIC Corporation and Pulte Funding, Inc., Michigan corporations, Joliet Mortgage Reinsurance Company, a Vermont corporation and 22.9% of the capital stock of Hipotecaria Su Casita, S.A. De C.V., a Mexican corporation.

    2) Pulte Homes of Michigan Corporation owns 100% of the capital stock of Gulf Partners, Inc., Sean/Christopher Homes, Inc., and Pulte-IN Corporation, all Michigan corporations, 100% of the capital stock of Pulte Homes of Ohio Corporation, an Ohio corporation, 1% of Haggerty Hills Limited Partnership, a Michigan limited partnership and 99% of the capital stock of Pulte Homes of Michigan I Limited Partnership, a Michigan Limited Partnership. Sean/Christopher Homes, Inc. and Pulte-IN Corporation each own 50% of Sean/Christopher Homes, LLC, an Indiana limited liability company. Gulf Partners, Inc. owns 99% of Haggerty Hills Limited Partnership, a Michigan limited partnership.

    3) Dean Realty Company owns 100% of the capital stock of Pulte Real Estate Company, a Florida corporation.

    4) Preserve I, Inc. owns 99% and Preserve II, Inc. owns 1% of The Preserve Limited Partnership, a Maryland limited partnership. Preserve II, Inc. owns 99% and Preserve I Inc. owns 1% of Pulte Communities NJ, Limited Partnership and 99% of Pulte Homes of PA, Limited Partnership, both Michigan partnerships.

    5) TVM Corporation owns 63% of PHM Title Agency L.L.C., a Delaware limited liability company.

    6) Pulte Home Corporation of The Delaware Valley owns 50% of P&H Clinton Partnership, 1% of Pulte Homes of NJ, Limited Partnership and 1% of Pulte Homes of PA, Limited Partnership, both Michigan partnerships.

    7) PBW Corporation owns 99% and Wil Corporation owns 1% of Wilben II Limited Partnership, a Maryland limited partnership. PBW Corporation owns 5% and Wil Corporation owns 95% of Wilben, LLLP, a Maryland limited partnership. PBW Corporation and Wil Corporation each own 50% of One Willowbrook, L.L.C., a Maryland limited liability company. Wil Corporation owns 100% of Harrison Hills, LLC, Carr's Grant LLC, and Campus Lakes, LLC, all Maryland limited liability companies.

    8) PHC Title Corporation owns 80% of Pulte Title Agency of Minnesota, L.L.C., a Minnesota limited liability company and 99% of PHT Title Agency, L.P., a Texas limited partnership. PHC Title Corporation also owns 49% of Pulte Title Agency of Ohio, LLC, an Ohio limited liability company and 49% of Pulte Title Agency of Michigan, L.L.C., a Michigan limited liability company.

    9) PN I, Inc., owns .1% and PN II, Inc. owns 99.9% of Pulte Homes of Texas, L.P, and Devtex Land, L.P., both Texas limited partnerships.

    10) Pulte Home Corporation of New England owns 99% of Willow Brook Associates Limited Partnership, a Massachusetts limited partnership and 100% of Forest Hills Development of Mass. LLC, a Michigan limited liability company.

    11) PHT Title Corporation owns 1% of PHT Title Agency, L.P., a Texas limited partnership.

    12) Pulte Michigan Holdings Corporation owns 1% of Pulte Homes of Michigan I L.P., a Michigan Limited Partnership.

                                PULTE CORPORATION
             EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

Pulte is a member of the following entities:

                                                                                PLACE OF            PERCENTAGE
                     ENTITY NAME                                                FORMATION           OWNERSHIP
                     -----------                                                ---------           ---------
                     Ashgrove Plantation L.L.C.....................             Virginia              34.44%
                     Buildinvest Limited Partnership...............             Maryland              33.33%
                     Crosland/Piper Glen Ltd. Partnership..........             N. Carolina           31.37%
                     Crosland/Wynfield Forest Limited Partnership..             N. Carolina           28.57%
                     Quantrell Mews, L.L.C.........................             Virginia              20.00%
                     Springfield Realty Corporation................             Michigan              60.00%
                     Spa L Builders L.L.C..........................             California            38.60%
                     Fallsgrove Associates L.L.C...................             Maryland              35.36%
                     Controladora PHC, S.A. De C.V.................             Mexico                  .01%

